500 West Main Street
                                                     P.O. Box 1438
                                                     Louisville, KY 40201-1438
                                                     http://www.humana.com
 news release

   FOR MORE INFORMATION CONTACT:

   Kristi Drablos
   Investor Relations
   (502) 580-3644
   E-MAIL:  kdrablos@humana.com

   Tom Noland
   Corporate Communications
   (502) 580-3674
   E-MAIL:  tnoland@humana.com




                     GREGORY H. WOLF RESIGNS
                   AS HUMANA PRESIDENT AND CEO


     LOUISVILLE, KY (Aug. 3, 1999) - The Board of Directors of

Humana Inc. (NYSE: HUM) announced today the resignation of

President and Chief Executive Officer Gregory H. Wolf, who is

leaving the company to pursue other interests.

     The board also announced that David A. Jones, chairman of

the board and retired chief executive officer, has been appointed interim chief executive officer, heading an "Office of the

Chairman" which will include senior vice presidents Ken Fasola,

Mike McCallister and Jim Murray.

     The board has launched an immediate search for a permanent chief executive officer.

     "The board is committed to improving operating results,

shareholder value and shareholder confidence in Humana, and to promptly finding a permanent successor who will renew Humana's tradition of excellence," Jones said.



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     Humana Inc., headquartered in Louisville, Ky., is one of the nation's largest publicly traded managed health care companies with approximately 6.1 million medical members located primarily in 15 states and Puerto Rico.  Humana offers coordinated health care through a variety of plans - health maintenance

organizations, preferred provider organizations, point-of-service plans and administrative services products - to employer groups,

government-sponsored plans and individuals.

     More information about Humana is available on the Internet at http://www.humana.com.

     This press release contains forward-looking information.

The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be significantly

impacted by certain risks and uncertainties described in Humana's

Annual Report on Form 10-K for the year ended December 31, 1998 and in Humana's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed with the Securities and Exchange

Commission.